UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2008 (April 21, 2008)
Arch Western Resources, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-107569-03 (Commission File Number)	43-1811130 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 21, 2008, Robert J. Messey announced his retirement as Vice President and principal financial and accounting officer of Arch Western Resources, LLC (the “Company”), effective April 30, 2008. On April 24, 2008, the Company’s managing member, Arch Coal, Inc. (“Arch”), appointed John T. Drexler to succeed Mr. Messey as the Company’s Vice President and principal financial and accounting officer, effective April 30, 2008.
     Mr. Drexler, 39, also has been appointed by Arch’s Board of Directors to succeed Mr. Messey as Arch’s Senior Vice President and Chief Financial Officer, effective April 30, 2008. Mr. Drexler has served as Arch’s Vice President-Finance and Accounting since March 2006. From March 2005 to March 2006, Mr. Drexler served as Arch’s Director of Planning and Forecasting. Prior to March 2005, Mr. Drexler held several other positions within Arch’s finance and accounting department. Prior to joining Arch in 1998, Mr. Drexler was an Audit Manager with Ernst & Young LLP. Mr. Drexler is a certified public accountant.
     Mr. Drexler is compensated directly by Arch, which reports separately on the compensation of its executive officers. The material terms of Mr. Drexler’s employment arrangement have been described by Arch in Item 5.02 of the Current Report on Form 8-K filed by Arch on April 25, 2008, which description is incorporated herein by this reference.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2008	Arch Western Resources, LLC
	By:	/s/ Paul A. Lang
Paul A. Lang
President